As filed with the Securities and Exchange Commission on August 7, 2007.

Registration No. 333-112850

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BRISTOL WEST HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	13-3994449 (I.R.S. Employer Identification Number)

5701 Stirling Road Davie, Florida 33314 (954) 316-5200 (Address, including zip code, and telephone number, including area code, of principal executive offices)

1998 Stock Option Plan for Management and
Key Employees of Bristol West Holdings, Inc. and Subsidiaries

and

2004 Stock Incentive Plan for Bristol West Holdings, Inc. and Subsidiaries
(Full Title of the Plan)

Richard W. Probert
5701 Stirling Road
Davie, Florida 33314
(954) 316-5200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

1

EXPLANATORY NOTE

This Post-Effective Amendment No.1 relates to the Registration Statement on Form S-8 (File No. 333-112850) (this “Registration Statement”) of Bristol West Holdings, Inc., a Delaware corporation (“Bristol West”).

On July 3, 2007, pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”), dated March 1, 2007, among Farmers Group, Inc. (“Farmers”) and BWH Acquisition Company, a wholly owned subsidiary of Farmers (“Merger Sub”), Merger Sub merged with and into Bristol West (the “Merger”), with Bristol West being the surviving corporation, and all shares of Bristol West common stock and derivative securities convertible into shares of Bristol West common stock that were outstanding and not forfeited at the effective time of the Merger have been converted into the right to receive cash.

As a result of the Merger, there are only 1,000 shares of common stock of Bristol West outstanding that are held by four stockholders and Bristol West intends to deregister all of its outstanding securities. As a result of the Merger, Bristol West hereby removes from registration 3,706,219 shares of common stock covered by this Registration Statement, which were not issued by Bristol West pursuant to this Registration Statement and related prospectus. The shares were originally registered in connection with the 1998 Stock Option Plan for Management and Key Employees of Bristol West Holdings, Inc. and Subsidiaries and the 2004 Stock Incentive Plan for Bristol West Holdings, Inc. and Subsidiaries.

2

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Davie, state of Florida on August 7, 2007.

BRISTOL WEST HOLDINGS, INC. (Registrant)
/s/ Jeffrey J. Dailey
Name: Jeffrey J. Dailey Title: Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the date indicated.

Signature	Title

/s/ Jeffrey J. Dailey	Chief Executive Officer, President, and Director (Principal Executive Officer)

Name: Jeffrey J. Dailey Date: August 7, 2007

/s/ Robert D. Sadler	Senior Vice President-Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Name: Robert D. Sadler Date: August 7, 2007

/s/ F. Robert Woudstra
Director
Name: F. Robert Woudstra Date: August 7, 2007

/s/ Pierre Wauthier
Director
Name: Pierre Wauthier Date: August 7, 2007